FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement is entered into as of April 16, 2012 (the "**Amendment**"), by and between AVIDBANK CORPORATE FINANCE, a division of AVIDBANK ("**Bank**") and OPTEX SYTEMS, INC. ("**Borrower**").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 4, 2010 and as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of August 3, 2010, that certain Second Amendment to Loan and Security Agreement dated as of November 29, 2010, that certain Third Amendment to Loan and Security Agreement dated as of February 15, 2011 and that certain Fourth Amendment to Loan and security Agreement dated as of March 15, 2011 (collectively, the "**Agreement**"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following definitions in Section 1.1 of the Agreement are added or amended in their entirety to read as follows:

> "Loan Period" means the period of time from April 15th through April 14th of the following year, beginning with the period of April 15, 2012 through April 14, 2013.
>
> "Revolving Maturity Date" means April 15, 2014.

2. Section 2.3(a)(i) of the Agreement is amended and restated in its entirety to read as follows:

> (i) Advances. Except as set forth in Section 2.3(b), and subject to Section 2.3(a)(ii) below, the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to three and one-half percent (3.5%) above the Prime Rate; provided however that at no time shall the applicable rate be less than seven percent (7.0%) per annum.

3. The fourth sentence in Section 2.3(d) to the Agreement is amended and restated in its entirety to read as follows:

> One (1) Business Day after clearance of any checks, so long as the outstanding Advances do not exceed the Borrowing Base as measured by Bank's Factor SQL system, Bank shall credit all amounts paid into the Collateral Account to Borrower's operating account; if at any time outstanding Advances exceeds the Borrowing Base, Bank shall credit all amounts paid into the Collateral Account first against any amounts outstanding under the Revolving Line, and then, of any remaining balance of such amount, to Borrower's operating account.

4. The following is added as a new section 2.5(c) to the Agreement:

> (c) Renewal Fees. On the fifteenth (15th) day of April of each year, beginning with April 15, 2012, Borrower shall pay to Bank a renewal fee of $10,000, each of which shall be fully earned and nonrefundable as of such date.

5. The second paragraph of Section 6.3 is amended and restated in its entirety to read as follows:

Borrower shall deliver the following to Bank within twenty (20) days after the last day of each month, aged listings of accounts receivable and accounts payable, together with a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of **Exhibit C** hereto.

6. The fourth paragraph of Section 6.3 is amended and restated in its entirety to read as follows:

Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

7. The following is added as a new fifth paragraph at the end of Section 6.3 as follows:

Borrower shall upload all outstanding invoices to Bank's Factor SQL System on the fifteenth (15th) and last day of each month.

8. Section 6.8 of the Agreement is amended and restated in its entirety to read as follows:

6.8 Out of Debt Period. Borrower agrees to maintain the principal balance on the Revolving Line at a zero balance for a period of at least thirty (30) consecutive days during each Loan Period.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of execution.

12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) the renewal fee of $10,000 as set forth in Section 2.5(c) of the Agreement, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OPTEX SYSTEMS, INC.

By: [signature]

Title: VP Finance

AVIDBANK CORPORATE FINANCE,
A DIVISION OF AVIDBANK

By: Victor L. Ragni

Title: Vice President

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